SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2006

ACME Communications, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-27105	33-0866283
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

   2101 E. Fourth Street, Suite 202A, Santa Ana CA 92705

(Address of principal executive offices)

(714) 245-9949
(Registrant's telephone number, including area code)

  _________________N/A____________________
(Former name or former address, if changed since last report)

ITEM 8.01            Other Events

     On Tuesday, January 24, 2006, CBS Corporation ("CBS") and Warner Bros. Entertainment ("Warner Bros.") issued a joint press release announcing their intent to form a new 5th network - The CW - with each company owning 50% of the joint venture.  The CW is expected to launch in September 2006.  At the same time, it was announced that CBS and Warner Bros. will cease operations of their respective networks - UPN and The WB.  The WB and UPN will continue to broadcast their respective network schedules until the current broadcast season concludes this fall.  They indicated that the new network would draw from the current list of programs currently airing on UPN and The WB Television Network.  Over the past few seasons, the WB Network has suffered rating declines which adversely affected our revenues and operating results and both networks have incured financial losses. We believe that the combined programming and financial resources of CBS and Warner Bros. will enable The CW to perform better and generate higher ratings than either UPN or The WB Television Network are currently achieving.

     Our WB affiliated stations serving the Knoxville, Ft. Myers-Naples, Dayton, Green Bay-Appleton, Champaign-Decatur-Springfield and Madison markets are the fifth-rated stations in their markets on a 5pm - midnight, Monday through Sunday night, basis during the November 2005 sweeps.  Our station serving the Salt Lake City market, which is subject to a sale to Clear Channel, is also the fifth-rated station in that market.   The Company owns a WB/UPN duopoly serving the Albuquerque-Santa Fe market and those two stations are the sixth and seventh-rated television stations in the market, behind the big four network affiliates and the Univision affiliate.  We are optimistic that all of our WB affiliated stations will become the market affiliates for the new CW network.   Our UPN affiliated station in Albuquerque-Santa Fe will either be programmed as an independent or affiliated with another network, if an affiliation is available.  However, we cannot be certain that the new network will offer affiliation agreements to any or all of our stations or that they will be offered on terms acceptable to us.  In such event, our stations would have to replace the WB Television Network programming and it is possible that such replacement programming will not perform as well as our current WB Television Network provided programming, and therefore our business prospects, operating results and financial condition could be adversely affected.

Forward-Looking Statements:

     The matters discussed in this press release include forward-looking statements. In addition, when used in this press release, the words "believe", "optimistic", "will", "expects" and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including (but not limited to): our potential inability (as noted above) to successfully replace the WB Television Network programming when that network ceases operations; any acceleration by our lenders of our loans due to our lack of compliance at December 31, 2005 with our minimum EBITDA requirements under our credit agreements or, if there is a material adverse effect on our business if we are negatively impacted by the new network, any right of the lenders to prevent new draw downs on our credit facilities; decline of ratings after we begin airing our new programming; a delay in, or failure to close the disposition of KUWB (including the termination of our agreement to sell KUWB to Clear Channel if KUWB does not obtain the affiliation agreement for The CW and there is a resulting material adverse effect); and the other risk factors set forth in the Company's 2004 Form 10-K filed with the Securities and Exchange Commission on March 16, 2005. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACME Communications, Inc.
Date: January 30, 2006	By: /s/ Thomas D. Allen Name: Thomas D. Allen Title: Executive Vice President